EXHIBIT 10.1

                              TECHFORCE CORPORATION
          TWELVE MONTH KEY EMPLOYEE COMPENSATION CONTINUATION PLAN AND
                            SUMMARY PLAN DESCRIPTION

                                    ARTICLE 1

                            ESTABLISHMENT OF THE PLAN

         1.1 TechForce Corporation (the "Company") has established the TechForce Corporation Key Employee Compensation Continuation Plan (the "Plan") effective as of___________ 1998. The purpose of the Plan is to provide severance pay and benefits to key employees in the event that the Company terminates the employment of such employees under certain limited circumstances as described herein.

         1.2 The Company intends for this Plan to constitute an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a severance pay plan within the meaning of Department of Labor (DOL) Regulation Section 2510.3-2(b).

                                    ARTICLE 2

                                   DEFINITIONS

         2.1 "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.2 "CHANGE OF CONTROL" means the first to occur of the following events: (a) any person(as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), but including a `group' as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided that no Change of Control will occur as a result of an acquisition of stock by the Company which increases, proportionately, the stock representing the voting power of the Company owned by such person or group above thirty percent (30%) of the voting power of the Company, and provided further that if such person or group acquires stock representing more than thirty percent (30%) of the voting power of the Company by reason of share purchases by the Company, and after such share purchases by the Company acquires any additional shares representing voting power of the Company, then a Change of Control shall occur; (b) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or (c) within any twenty-four (24) month period the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company, provided that any director who was not a director as of the effective date of this Plan shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (c); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy content shall in no event be deemed to be an Incumbent Director.

         2.3 "COMPANY" means TechForce Corporation or any of its subsidiaries or affiliates that adopt the Plan, except that the Company in the context of the Plan Administrator, the Board of Directors and a Change of Control shall only mean TechForce Corporation.

         2.4 "DISABILITY" means the permanent and total disability of the Participant such that he/she is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Participant will not be considered to be permanently and totally disabled unless he furnishes proof of the existence of such disability in such form and manner and based on competent medical advice, and at such times, as the Plan Administrator may reasonably require.

         2.5 "EMPLOYEE" means any person whom the Company employs for purposes of the Federal Insurance Contributions Act.


         2.6 "FOR CAUSE" means the involuntary termination of employment of the Participant because of (i) the willful and continued failure by the Participant to perform his duties at the Company, (ii) misconduct by the Participant that is injurious to the Company, financially or otherwise, (iii) commission by the Participant of an act of fraud or dishonesty relating to and adversely affecting the Company, (iv) conviction of the Participant of a felony in connection with his employment with the Company, or (v) the habitual failure of the Participant, after written notice specifying such failure and a reasonable opportunity to cure such failure having passed, to perform his employment duties at the Company in a satisfactory manner.

         2.7 "FOR GOOD REASON" means the voluntary termination of employment by the Participant because and within ninety (90) days of any of the following actions that occur in anticipation of or upon or after a Change of Control (i) a substantial diminution in the then-current duties, benefits and responsibilities of the Participant at the Company, (ii) a substantial diminution in the then-current base salary or usual bonuses of the Participant, (iii) requiring the Participant to regularly report to work at a facility that is more than thirty (30) miles from the facility to which the Participant regularly reports to work on the Effective Date of the Participant's participation in the Plan,
(iv) the failure by the Company to continue in effect any material benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Participant is participating, unless such benefit or compensation plan, life insurance plan, health and accident plan, disability or similar plan is replaced with a comparable plan in which Participant will participate or which will provide Participant with comparable benefits, (v) the failure of the Company to provide the Participant with the number of paid vacation days to which Participant is normally entitled in accordance with the normal vacation policy of the Company, or (vi) any action by the Company that adversely effects in a material way the Participant's participation in or materially reduces Participant's benefits under any of such benefit or compensation plans.

         2.8 "PARTICIPANT" means any Employee selected for participation in the Plan.

         2.9 "PLAN ADMINISTRATOR" means the Compensation Committee of the Board of Directors.

         2.10 "WITHOUT CAUSE" means the involuntary termination of employment of the Participant due to lack of work at the Company or any other reason that the Board of Directors determines is in the best interest of the Company other than For Cause or a Disability.

                                    ARTICLE 3

                       ELIGIBILITY FOR PLAN PARTICIPATION

         Each Employee of the Company shall become a Participant in the Plan as of the date the Plan Administrator selects the Employee for participation. Except as set forth in Article 8 of the Plan, the Plan Administrator in its sole and unfettered discretion can terminate the participation in the Plan of any Employee at any time prior to a Change of Control; provided, however, no Employee's participation in the Plan shall be terminated in anticipation of or upon or after a Change of Control.

                                    ARTICLE 4

                       CONDITIONS FOR PAYMENT OF BENEFITS

         4.1 A Participant shall be entitled to severance pay and benefits under the Plan only if there occurs a Change of Control and thereafter the Company terminates his employment Without Cause or the Participant voluntarily terminates his employment For Good Reason during the twelve (12) month period following the Change of Control. A Participant shall not be entitled to severance pay under the Plan if he (i) resigns other than For Good Reason, (ii) is terminated For Cause, (iii) dies prior to a Change of Control or prior to a termination qualifying for severance pay and benefits under the Plan, or (iv) voluntarily or involuntarily terminates employment as a result of a Disability prior to a Change of Control or prior to a termination qualifying for severance pay and benefits under the Plan.

                                    ARTICLE 5

                          SALARY CONTINUATION BENEFITS

         5.1 The amount of severance pay to which a Participant will be entitled will equal (i) one hundred percent (100%) of the Participant's then-current base salary at the Company, (ii) one hundred percent (100%) of the amount of any commissions the Company paid to the Participant in the twelve (12) month period ending on the termination of Participant's employment, (iii) one hundred percent (100%) of the amount of any bonuses the Company paid to the Participant in the twelve (12) month period ending as of the date of the termination of the Participant's employment, (iv) one hundred percent (100%) of the value of any perquisites to which the Participant was entitled from the Company in the twelve
(12) month period ending as of the termination of the Participant's employment, including but not limited to the value of any living allowances, personal travel allowances, auto lease/rental payments and similar amounts, (v) an amount equal to the premiums needed for twelve (12) months of COBRA coverage for the Participant, the Participant's spouse and the dependents of the Participant if they elect COBRA coverage, and (vi) an amount equal to the premiums needed for the twelve (12) months following the termination of Participant's employment to purchase life insurance and disability insurance comparable to the amount of such insurance that the Participant had at termination of employment.

         5.2 Except as set forth in Section 5.3, the aggregate severance payments described in Section 5.1 above shall be made to the Participant in one lump sum payment within thirty (30) days of Participant's termination of employment with the Company.

         5.3 Severance payments will be made only after the Participant executes a release and waiver containing such terms and conditions as the Plan Administrator may reasonably require.

                                    ARTICLE 6

                               CLAIMS FOR BENEFITS

         6.1 In the event that a Participant desires to make a claim with respect to any of the benefits provided hereunder, the Participant shall submit evidence satisfactory to the officer of the Company that the Plan Administrator designates to receive claims. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within thirty (30) days of the event that the Participant is asserting constitutes a termination of employment. Failure by the Participant to submit his claim within the thirty (30)-day period shall bar the Participant from any claim for benefits under the Plan as a result of the occurrence of that event.

         6.2 In the event that a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Board of Directors or to any committee that the Board of Directors designates at any time within ninety (90) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Board of Directors or such designated committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of a request for review, shall furnish the Participant with a decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of this Plan upon which the decision is based.

         6.3 No benefit that shall be payable under the Plan to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any Participant, nor shall it be subject to attachment or legal process.

         6.4 The Plan shall not give any Employee or Participant any right or claim except to the extent that the right is fixed specifically under the Plan. The establishment of the Plan shall not be construed to give any Employee or Participant a right to be continued in the employ of the Company or as interfering with the right of the Company to terminate the employment of any Employee or Participant at any time.

                                    ARTICLE 7

                    ADMINISTRATION AND FINANCING OF THE PLAN

         7.1 The Plan Administrator shall interpret and administer the Plan. The Plan Administrator shall establish rules for the administration of the Plan. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in its administration, interpretation and application, including those concerning eligibility for benefits. All determinations of the Plan Administrator shall be final and binding on all Employees and Participants. The Plan Administrator may appoint a committee or an agent or other representative to act on its behalf, and may delegate to such committee or agent or representative any of the powers of the Plan Administrator. Any action that such committee or agent or representative takes shall be considered to be the action of the Plan Administrator, when the committee or agent or representative is acting within the scope of the authority that the Plan Administrator delegates it, and the Plan Administrator shall be responsible for all such actions.

         7.2 The Company that employs the Participant on his last day of employment will fund the Plan by payments made from its general assets.

                                    ARTICLE 8

                            AMENDMENT AND TERMINATION

         The Board of Directors in accordance with applicable corporate law reserves the right at any time to amend or terminate the Plan, except that if the Plan is terminated in anticipation of or upon or after a Change of Control has occurred, the Plan Administrator may not terminate the participation in the Plan of any Participant who is in the Plan when a Change of Control is anticipated or as of the date of the Change of Control and the Board of Directors may not amend or terminate the Plan until all Participants in the Plan as of the date of the Change of Control terminate employment.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

         9.1 The failure of the Plan Administrator to enforce any of the provisions of the Plan shall in no way be construed to be a waiver of these provisions, nor in any way to affect the validity of the Plan or any part thereof, or the right of the Plan Administrator thereafter to enforce every provision.

         9.2 The benefits provided under this Plan are in addition to and not in lieu of any other similar benefits that the Company may specify from time to time in any employee handbook or in any other agreement between the Company and the Participant. Additionally, the benefits that this Plan provides shall not be reduced or offset by any other payments or benefits that the Participant may receive from any other third party or other employer after the termination of the Participant's employment with the Company.

         9.3 Article headings are for convenience only and the language of the Plan itself will be controlling.

         9.4 This Plan shall be unfunded. Any liability of the Company under the Plan shall be based solely on contractual obligations, if any, that are created hereunder. No such liability of the Company shall be deemed to be secured by any property of the Company.

         9.5 Whenever any benefits become payable under the Plan, the Company shall have the right to withhold such amounts as are sufficient to satisfy any federal, state or local withholding tax requirements.

         9.6 The Plan shall be construed and administered under the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed on __________________, 1998.

                                        TECHFORCE CORPORATION

                                        By:__________________________

                                        Title:_______________________

                              TECHFORCE CORPORATION

            TWELVE MONTH KEY EMPLOYEE COMPENSATION CONTINUATION PLAN

                            SUMMARY PLAN DESCRIPTION

NAME OF PARTICIPANT:

________________________________________________________________

NAME OF PLAN:

TechForce Corporation Key Employee Compensation Continuation Plan

NAME, ADDRESS, AND TELEPHONE NUMBER OF SPONSOR AND PLAN
ADMINISTRATOR:

The Plan Sponsor appoints the Plan Administrator to administer the Plan.

EFFECTIVE DATE:

____________________________, 1998

PLAN YEAR:

Calendar year

FISCAL YEAR FOR MAINTAINING PLAN RECORDS:

Calendar Year

TYPE OF WELFARE PLAN:

The Plan is a severance pay plan that provides benefits to certain employees in the event of termination of their employment due to certain specified reasons.

TYPE OF ADMINISTRATION OF THE PLAN:

The Compensation Committee of the Company's Board of Directors is the Plan Administrator and administers the Plan as described in Article 7.

PROVISIONS FOR ELIGIBILITY REQUIREMENTS:

The Plan describes eligibility requirements in Article 3.

DESCRIPTION OF PLAN BENEFITS:

The Plan describes conditions for payment of benefits in Article 4 and the amount of such benefits in Article 5.

SOURCES OF CONTRIBUTIONS TO THE PLAN AND FUNDING MEDIUM:

The general assets of the Company that employs the Participant shall fund the severance pay from the Plan.

PROCEDURES FOR PRESENTING CLAIMS AND REDRESS OF DENIED CLAIMS:

Article 6 provides detailed instructions for filing a claim and redress of a denied claim.

AGENT FOR SERVICE OF PROCESS:

In addition to the agent listed above, service of process may be made upon the Plan Administrator itself.

                                         TECHFORCE CORPORATION

                                         By:________________________________

                                         Date:______________________________

                             YOUR RIGHTS UNDER ERISA

The following statement is required by law to be included in this Summary Plan
Description:

As a Participant in the TechForce Corporation Twelve Month Severance Pay Plan (the "Plan") you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA provides that all Plan Participants shall be entitled to:

         Examine, without charge, at the Plan Administrator's office and at other specified location, such as worksites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports.

         Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

         Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called fiduciaries, have a duty to do so prudently and in the interest of you and other Plan Participants. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way solely in order to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees. If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the U.S. Labor-Management Services Administration, Department of Labor.